UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2023
DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2023, the Board of Directors of Denny’s Corporation (the “Company”) amended and restated the Denny’s Corporation Amended and Restated Executive and Key Employee Severance Pay Plan (the “Prior Plan”). The amendment and restatement, among other things, divided the Prior Plan into two separate plans, the Denny’s Corporation Executive Severance Pay Plan (the “Plan”) and the Denny’s Corporation Key Employee Severance Pay Plan. It also updated the Plan’s regular, non-change in control severance formula for the chief executive officer (“CEO”) from 12 months to 24 months of salary continuation and health benefits, and added a condition that participants do not engage in “competitive activities” with a “competitor” (each as defined by the Plan) while payments and benefits remain outstanding under the Plan. The Plan’s terms are otherwise substantially unchanged.

All of the Company’s executive officers participate in the Plan. In the event of a participant’s employment termination without “cause” or for “good reason” (each as defined by the Plan), the Plan provides regular, non-change in control severance benefits of, among other things, salary continuation and health benefits for 12 months (24 months for the CEO). Under the Plan’s change in control provisions, participants are entitled to a lump sum severance payment equal to (i) a pro rata portion of target annual bonus, (ii) 200% of base salary and target annual bonus, and (iii) health benefits continuation for 24 months. Two events (i.e., a “double trigger”) must take place – a change in control of the Company and a related qualifying termination of the participant – before a participant is entitled to change in control benefits. No benefits are payable following a termination for cause or voluntary termination (resignation without good reason).

The Plan conditions receipt of payments and benefits upon the participant’s execution of a separation agreement and general release of claims, compliance with applicable post-employment covenants, and abstention from competitive activities with a competitor.

This description is qualified in its entirety by reference to the full text of the Plan attached as Exhibit 10.1 hereto and incorporated into this Item 5.02(e) by reference.

Item 8.01 Other Events.

On September 1, 2023, the Company entered into a pre-arranged stock trading plan for the purpose of repurchasing a limited number of shares of the Company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. This plan has been established in accordance with, and as a part of, the Company’s stock repurchase authorization previously announced on December 2, 2019. Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker. The plan will cover the repurchase of shares commencing no earlier than September 18, 2023 and expiring November 1, 2023. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit number	Description
10.1	Denny's Corporation Executive Severance Pay Plan, effective August 30, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: September 1, 2023	/s/ Robert P. Verostek
Robert P. Verostek
Executive Vice President and
Chief Financial Officer